As filed with the Securities and Exchange Commission on August 28, 2020

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MONAKER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	26-3509845
(State or Other Jurisdiction Identification No.)	(IRS Employer of Incorporation)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of Principal Executive Offices)

Monaker Group, Inc.

Amended and Restated 2017 Equity Incentive Plan

(Full Title of the Plan)

William Kerby

Chief Executive Officer

Monaker Group, Inc.

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(954) 888-9779

(Name, address, and telephone number, including area code, of agent for service)

Copies To:

Aaron D. McGeary, Esq.

The McGeary Law Firm, P.C.

1600 Airport Fwy., Suite 300

Bedford, Texas 76022

(817) 282-5885

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.00001 per share (4)	1,488,779 shares (4)	$2.33	$3,468,855.07	$450.26
Common Stock, par value $0.00001 per share (5)	11,221 shares (5)	$2.33	$26,144.93	$3.39
Total	1,500,000 shares	$2.33	$3,495,000.00	$453.65

(1)	This Registration Statement on Form S-8 relates to the Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) of Monaker Group, Inc. (the “Registrant” or the “Company”). An aggregate of 2,000,000 shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”) have been or may be issued under the 2017 Plan. Of the 2,000,000 shares, 485,000 shares were previously registered (the “Previously Registered Shares”) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-229370)(15,000 shares were not registered and are not being registered herein). The Registrant previously paid the registration fee for the Previously Registered Shares. Registered in this Registration Statement are (a) an additional 1,381,337 shares of Common Stock reserved for future issuance under the 2017 Plan (see note (4)), the offer and sale of which are being registered herein; and (b) 201,221 restricted shares of Common Stock previously issued under the 2017 Plan, the resale of which are being registered herein, which number includes 190,000 restricted shares of Common Stock the initial offer and sale of which were previously registered under the Securities Act in connection with the Previously Registered Shares and 11,221 shares of Common Stock not included in the Previously Registered Shares (see Note (5)).

(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of Common Stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(3)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. The maximum price per security and the maximum aggregate offering price are based on the average of the $2.38 (high) and $2.28 (low) sale price of the Registrant’s Common Stock as reported on the NASDAQ Capital Market on August 25, 2020, which date is within five business days prior to filing this Registration Statement.

(4)	Represents shares reserved for issuance pursuant to future awards under the Monaker Group, Inc. Amended and Restated 2017 Equity Incentive Plan.

(5)	Represents restricted shares of Common Stock issued to non-executive directors of the Registrant pursuant to the 2017 Plan to be registered for resale, which shares were not included as part of the Previously Registered Shares. Does not include 190,000 shares of Common Stock registered for resale as part of the reoffer prospectus included herein, which shares are included as part of the Previously Registered Shares.

EXPLANATORY NOTE

Monaker Group, Inc. (the “Registrant” or the “Company”) previously filed a Registration Statement on Form S-8 (File No. 333-229370)(the “Prior Registration Statement”), relating to the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”), and certain shares of restricted stock issued under such plan. Under the Prior Registration Statement, the Registrant registered an aggregate of 485,000 shares of common stock, par value $0.00001 per share (“Common Stock”) to be offered and sold under the 2017 Plan.

This Registration Statement relates to securities of the same class as to which the Prior Registration Statement relates. As such, and as permitted by Instruction E of Form S-8, the contents of the Prior Registrant Statement filed by the Registrant on Form S-8 on January 25, 2019, are incorporated herein by reference and made a part of this Registration Statement, except for Items 3, 7, 8 and 9 of Part II which are being updated by this Registration Statement. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

On June 26, 2019, the Board of Directors of the Registrant approved an amendment to the 2017 Plan to (a) increase by 1,500,000, the number of shares reserved for issuance under such plan; and (b) clarify the effect that shares of Common Stock surrendered or withheld to pay the exercise price of a stock option or to satisfy tax withholding or other requirements will have on the number of shares available for future grants under the 2017 Plan (collectively, the “Plan Amendments”). The Plan Amendments were approved and ratified by the stockholders of the Company on August 15, 2019. The Registrant has filed this Registration Statement to register under the Securities Act of 1933, as amended (the “Securities Act”), (a) an additional 1,381,337 shares of Common Stock reserved for future issuance under the 2017 Plan, the offer and sale of which are being registered herein; and (b) 201,221 restricted shares of Common Stock previously issued under the 2017 Plan, the resale of which are being registered herein (including 190,000 shares of Common Stock, the offer and sale of which were included in the Prior Registration Statement and 11,221 shares of Common Stock not included in the Prior Registration Statement).

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “control securities” or “restricted securities,” within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The resale prospectus relates to shares of Common Stock, $0.00001 par value per share, the Registrant previously issued to certain directors of the Company pursuant to the Monaker Group, Inc. Amended and Restated 2017 Equity Incentive Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to eligible participants in the 2017 Amended and Restated Equity Incentive Plan (the “Plan”) of the Company as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

MONAKER GROUP, INC.

201,221 SHARES OF COMMON STOCK

This reoffer prospectus (“prospectus”) covers the resale of an aggregate of up to 201,221 shares (the “Shares”) of our common stock, $0.00001 par value per share (the “Common Stock”) by the selling stockholders listed in this prospectus, certain of whom are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The selling stockholders acquired such shares pursuant to grants and awards made under the Monaker Group, Inc. Amended and Restated 2017 Equity Incentive Plan, referred to in this prospectus as the “Plan.”

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares of Common Stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

Shares of our Common Stock are listed on the NASDAQ Capital Market under the symbol “MKGI.” On August 27, 2020, the last reported sale price of our Common Stock was $2.63 per share.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. In reviewing this reoffer prospectus, you should carefully consider the matters described under the heading “Risk Factors“ below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 28, 2020.

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “Monaker,” “we,” “us,” “our,” “ours” and similar terms refer to Monaker Group, Inc. and its consolidated subsidiaries.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the selling stockholders presently intend to sell any or all of the shares so listed.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference“ and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The selling stockholders are offering the Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the sale of the Common Stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website mentioned under the heading “Where You Can Find More Information.”

Our logo and other trade names, trademarks, and service marks of Monaker Group, Inc. appearing in this prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus are the property of their respective holders.

The market data and certain other statistical information used throughout this prospectus and incorporated by reference herein are based on independent industry publications, government publications and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors“ below.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, this prospectus. It does not contain all of the information you should consider. As such, before making an investment decision, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, especially the risks of investing in our securities as discussed under “Risk Factors“ herein and therein.

Summary of Business

Monaker Group, Inc. and its subsidiaries operate online marketplaces. We believe the most promising part of our business plan is the incorporation of Monaker’s proprietary white label Booking Engine and sizeable alternative lodging rental (ALR) properties into well-established marketplaces (i.e. a business-to-business (B2B) model) thereby facilitating easy access of alternative lodging rentals inventory to contracted global distributor partners.

Our ambition is to become the largest instantly bookable vacation rental platform in the world, providing large travel distributors via a B2B model, our ALR inventory.

Additionally, we plan to provide a superior platform to assist property managers in booking, and broadening the market for, their homes. The Company serves three major constituents: (1) property managers, (2) travelers, and (3) other travel/lodging distributors. Property managers integrate their detailed property listings into the Monaker Booking Engine with the goal of reaching a broad audience of travelers seeking ALRs, through distribution channels they could not access otherwise.

The Company sells its ALR travel inventory through various distribution channels. The primary distribution channel is through its business-to-business (B2B) channel partners which include sales via (i) other travel companies’ websites and (ii) networks of third-party travel agents. Secondary distribution is planned to occur through the Company’s own websites at NextTrip.com and will be available through NextTripVacations.biz upon its relaunch. Additionally, we plan to offer high end ALR products along with specialty travel products and services via Maupintour.com, targeting high value inventory to customers with complex or high-end travel needs.

Monaker’s core holdings are planned to be streamlined by this summer into five key platforms being; the Monaker Booking Engine (MBE), NextTrip.com, NextTrip.biz, Maupintour.com, and TravelMagazine.com.

➢	The Monaker Booking Engine (MBE) is the Company’s proprietary technology and platform providing access to more than 3.2 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. This ALR product can be accessed by other travel distributors using the Company’s application program interface (API).

➢	NextTrip.com is the primary consumer website, where travel services and products are booked. The travel services and products include tours, activities/attractions, airlines, hotels, and car rentals and where ALRs are booked as well.

➢	Maupintour complements the Nextrip.com offerings by providing high-end tour packages, activities/attractions, and specialized ALRs that cannot be booked on a real-time basis. These ALRs tend to be sourced from owners and managers who have not invested in a reservation management system and/or the owner or manager prefers to personally vet the customer before accepting a booking; typically because the ALR is a high value property.
➢	NextTrip.biz is targeted at small to midsized businesses offering them a customized travel solution for business travel to meetings, conferences, conventions or even vacation travel and gives the companies lower costs, better expense control and the option for a “self-branded” website. The website is expected to be completed and operational in mid-September 2020, funding permitting.

➢	Travelmagazine.com, an online travel publication with the aim of giving travelers around the world inspiration for future travel destinations and trips. The publication offers written articles, videos, and podcasts. Moving forward, we plan for Travelmagazine.com to become a central hub of information for travelers who are looking to get detailed information on destinations all around the world.

In May 2020, Maupintour Phase 1 launched. In August 2020, Maupintour Vacation Home Rentals (i.e., the ability to book ALR properties on the Maupintour website) was launched. NextTrip (what we used to refer to as NextTrip.biz) has an initial launch planned for mid-September 2020 with additional releases of features planned to be released every nine weeks after the launch until the entire platform is built-out in late 2020 or early 2021, funding permitting.

Recent Events

As disclosed in the Current Report on Form 8-K which we filed with the SEC on July 23, 2020, on July 23, 2020, we entered into (a) a Share Exchange Agreement with HotPlay Enterprise Limited (“HotPlay”) and the stockholders of HotPlay (the “HotPlay Stockholders” and the “HotPlay Share Exchange”); and (b) a Share Exchange Agreement with certain stockholders holding shares of Axion Ventures, Inc. (“Axion” and the “Axion Stockholders”) and certain debt holders holding debt of Axion (the “Axion Creditors” and the “Axion Share Exchange”, and collectively with the HotPlay Exchange Agreement, the “Exchange Agreements” and the transactions contemplated therein, the “Share Exchanges”).

Pursuant to the HotPlay Exchange Agreement, the HotPlay Stockholders agreed to exchange 100% of the outstanding capital shares of HotPlay (making HotPlay a wholly-owned subsidiary of the Company following the closing of the transactions contemplated therein) for 67.8% of the Company’s Post-Closing Capitalization (defined below)(the “HotPlay Percentage” and the “HotPlay Shares”). The Company’s “Post-Closing Capitalization” is equal to the total number of shares of Common Stock issued and outstanding following the completion of the Exchange Agreements, and calculated by dividing (A) the total number of shares of the Company’s Common Stock outstanding immediately prior to the closing of the Exchange Agreements (the “Closing”), by (B) 17.4%, and rounding such number up to the nearest whole share.

Pursuant to the Axion Exchange Agreement, (a) the Axion Stockholders agreed to exchange ordinary shares of Axion currently equal to 33.9% of the outstanding common shares of Axion; and (b) the Axion Creditors agreed to exchange $7,757,024 in promissory notes issued by, or other debt owed by, Axion to such Axion Creditors (the “Axion Debt”), with the Company, in consideration for an aggregate of 14.8% of the Company’s Post-Closing Capitalization (as defined above)(the “Axion Percentage” and the “Axion Shares”), and warrants. Specifically, (1) the Axion Creditors are to receive one share of Company Common Stock for each $2.00 of debt exchanged (the “Debt Shares”), currently anticipated to total an aggregate of 3,878,512 shares (based on $7,757,024 of debt to be exchanged), (2) one of the Axion Creditors is to receive a warrant to purchase that number of shares of Company Common Stock as equals the total of the debt exchanged, divided by $4.00, currently anticipated to total warrants to purchase 1,939,256 shares of Common Stock (the “Creditor Warrants”), and (3) the Axion Stockholders are to receive such number of shares of Common Stock as equals the Axion Percentage of the Post-Closing Capitalization, less the Debt Shares, such that the total number of shares issuable to the Axion Stockholders and Axion Creditors (without taking into account any shares issuable upon exercise of the Creditor Warrants), will total the Axion Percentage following the Closing.

The Creditor Warrants, issuable at the closing of the Axion Share Exchange, will have cashless exercise rights, will have a term of three years, and will vest on the earlier of (a) the date the Axion Debt is fully repaid by Axion or (ii) the date that we obtain 51% or more of the voting control of, and economic rights to, Axion, provided that such vesting date must occur within twelve (12) months of the grant date, or the Axion Creditor Warrants will terminate. All of the Creditor Warrants will be granted to Cern One Limited.

The Axion Exchange Agreement and HotPlay Share Exchange Agreement can be terminated by the parties thereto under various circumstances, including if the transactions contemplated thereby have not both been completed by October 30, 2020, and/or if HotPlay has not completed the HotPlay Acquisition within 30 days of the date of the parties’ entry into the HotPlay Share Exchange Agreement.

In total, the HotPlay Percentage and Axion Percentage (without taking into account any of the Axion Creditor Warrants issuable upon closing of the Axion Exchange Agreement, which are subject to vesting), will total 82.6% of the Company’s Post-Closing Capitalization, and the current stockholders of Monaker will hold 17.4% of the Company’s Post-Closing Capitalization, at the closing of the Share Exchanges.

We currently operate solely in the travel industry. Upon the completion of the HotPlay Exchange Agreement, the Company plans to transition its operations to those of both a travel company, and an in-game advertising company. During the period until the closing of the HotPlay Exchange Agreement, and in the event the HotPlay Exchange Agreement is not consummated, the Company intends to continue to actively operate solely in the travel industry.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and local jurisdictions began issuing ‘stay-at-home’ orders. For example, the state of Florida, where the Company’s principal business operations are, issued a ‘stay-at-home’ order effective on April 1, 2020, which remained in place, subject to certain exceptions, through June 2020, when the order was gradually lifted. Since that time the U.S., and Florida in particular, have seen rapid increases in the spread of COVID-19. It is currently unclear whether the state of Florida, or other states, countries or other jurisdictions in which we provide travel services, will issue new or expanded ‘stay-at-home’ orders, or how those orders, or others, may affect our operations and/or results of operations.

The COVID-19 pandemic, and governmental responses thereto, including travel restrictions, ‘stay-at-home’ orders and required social distancing orders, have severely restricted the level of economic activity around the world, and is having an unprecedented effect on the global travel industry. Additionally, the ability to travel has been curtailed through border closures, mandated travel restrictions and limited operations of hotels and airlines, and may be further limited through additional voluntary or mandated closures of travel-related businesses.

The measures implemented to contain the COVID-19 pandemic have had, and are expected to continue to have, a significant negative effect on our business, financial condition, results of operations, cash flows and liquidity position. In particular, such measures have led to unprecedented levels of cancellations and limited new travel bookings. Moreover, any additional measures or changes in laws or regulations, whether in the United States or other countries, that further impair the ability or desire of individuals to travel, including laws or regulations banning travel, requiring the closure of hotels or other travel-related businesses (such as restaurants) or otherwise restricting travel due to the risk of the spreading of COVID-19, may exacerbate the negative impact of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows and liquidity position.

The duration and severity of the COVID-19 pandemic are uncertain and difficult to predict. The pandemic could continue to impede global economic activity for an extended period of time, even as restrictions are beginning to be lifted in many jurisdictions, leading to decreased per capita income and disposable income, increased and sustained unemployment or a decline in consumer confidence, all of which could significantly reduce discretionary spending by individuals and businesses on travel and may create a recession in the United States or globally. In turn, that could have a negative impact on demand for our services. We also cannot predict the long-term effects of the COVID-19 pandemic on our partners and their business and operations or the ways that the pandemic may fundamentally alter the travel industry. The aforementioned circumstances could result in a material adverse impact on our business, financial condition, results of operations and cash flows, potentially for a prolonged period.

The Company’s liquidity could also be adversely impacted by delays in payments of outstanding accounts receivable amounts beyond normal payment terms and insolvencies. All of that could be exacerbated by the Company’s financial position, and working capital deficit of $4,059,541 as of May 31, 2020.

It is difficult to estimate COVID-19’s impact on future revenues, results of operations, cash flows, liquidity or financial condition, but such impacts have been and will continue to be significant and could continue to have a material adverse effect on our business, financial condition, results of operations, cash flows and liquidity position for the foreseeable future. In the near term, we do expect that the COVID-19 pandemic will continue to negatively affect our operating results and year-over-year results.

Separately, our capital requirements may increase in the near term and long-term due to the impact of the COVID-19 pandemic, the resulting reduced demand for travel services, the increases in cancellations and re-bookings, and the extent to which such pandemic may further impact the ability of our customers to fulfill their payment obligations.

As a result of the above, in the event the Share Exchanges described above do not close timely, if at all, we may be forced to scale back our operations, adjust our plan of operations, borrow or raise additional funding, which may not be available on favorable terms if at all. In the event we require, and are unable to raise additional funding in the future, we may be forced to seek bankruptcy protection.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information“.

Our Contact Information

Our principal executive offices are located at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331 and our telephone number is (954) 888-9779.

Additional information about us is available on our website at www.Monakergroup.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which are incorporated by reference in this prospectus. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note Regarding Forward-Looking Statements“ in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus before deciding to become a holder of our Common Stock. The risks and uncertainties described in these incorporated documents and herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our Common Stock could decline, and you may lose all or part of your investment in our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “will,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors“ and elsewhere in this reoffer prospectus.

If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus or any free writing prospectus, as applicable. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors“ and other sections of this prospectus, and the documents we incorporate by reference into this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of the Common Stock covered by this prospectus are solely for the accounts of the selling stockholders.

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 201,221 shares of our Common Stock previously issued under the Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8.

The following table sets forth, as of August 28, 2020 (the “Date of Determination”), the number of shares beneficially owned by each current selling stockholder. The number of shares in the column “Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a selling stockholder currently owns or has the right to acquire within sixty (60) days of the Date of Determination. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this reoffer prospectus. The table and footnotes assume that the selling stockholders will sell all of the shares listed in the column “Number of Shares Being Offered.” However, because the selling stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus, if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the selling stockholders or to other affiliates under the Plan, we may supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

Based on 14,461,839 shares of Common Stock of the Company outstanding as of the date of this reoffer prospectus.

The address of each selling stockholder is c/o Monaker Group, Inc., 2893 Executive Park Drive, Suite 201, Weston, Florida 33331.

	Position with	Shares Beneficially Owned Prior to this Offering			Number of Shares	Shares Beneficially Owned Upon Completion of this Offering#
Name	the Company	Number		Percent	Being Offered	Number	Percent
Donald P. Monaco	Director	1,941,534	(1)	13.4%	45,000	1,896,534	13.1%
Pasquale “Pat” LaVecchia	Director	133,482		*	37,500	95,982	*
Doug Checkeris	Director	117,500		*	37,500	80,000	*
Simon Orange	Director	446,649	(2)	3.1%	33,542	413,107	2.8%
Robert “Jamie” Mendola, Jr.	Director	482,689		3.2%	19,791	462,898	3.2%
Rupert Duchesne	Director	15,833		*	15,833	—	—
Alexandra C. Zubko	Director	12,055		*	12,055	—	—
					201,221

*	Less than 1%.
#	Assumes all shares offered herein are sold.
(1)	Donald P. Monaco beneficially owns (i) 934,224 shares of Common Stock owned by the Donald P. Monaco Insurance Trust (the “Trust”), and (ii) 822,302 shares are beneficially owned by Monaco Investment Partners II, LP (“MI Partners”). Mr. Monaco also individually owns 185,008 shares of Common Stock of the Company. Mr. Monaco is the managing general partner of MI Partners and trustee of the Trust. Mr. Monaco disclaims beneficial ownership of all shares held by the Trust and MI Partners in excess of his pecuniary interest, if any.
(2)	Simon Orange holds 199,542 shares of Common Stock of the Company individually. Mr. Orange is deemed to own 186,557 shares of Common Stock and warrants to purchase 60,550 shares of Common Stock of the Company held by Charcoal Investment LTD, which entity he owns.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange/NASDAQ;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of our Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the selling stockholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. Any such distributees, devisees or donees will be deemed to be selling stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.

The selling stockholder and any broker-dealer participating in the distribution of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The selling stockholder may choose not to sell any or may choose to sell less than all of our Common Stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our Common Stock.

We will pay the expenses of the registration of our Common Stock sold by the selling stockholders, including, without limitation, SEC filing fees, compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our Common Stock will be freely tradable in the hands of persons other than our affiliates. We have notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Sales of shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may, at the same time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

DIVIDEND POLICY

We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors.

LEGAL MATTERS

The validity of the shares of Common Stock offered in this prospectus will be passed upon for us by The McGeary Law Firm, P.C., Bedford, Texas.

EXPERTS

The consolidated balance sheets of the Company as of February 29, 2020 and February 28, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 29, 2020, have been audited by Thayer O’Neal Company, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K and Amendment No. 1 thereto on Form 10-K/A, for the fiscal year ended February 29, 2020, filed with the SEC on May 29, 2020 and June 25, 2020, respectively;

●	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2020, filed with the SEC on July 13, 2020;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 27, 2020;

●	Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 17, 2020; March 30; 2020; April 9, 2020; April 29, 2020; May 13, 2020; June 12, 2020; July 8, 2020; July 23, 2020, and July 27, 2020; and

●	The description of our Common Stock contained in our Registration Statement on Form S-1 (File No. 333-220619), as originally filed with the SEC on September 25, 2017, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Monaker Group, Inc.

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

Attn: Sirapop ‘Kent’ Taepakdee, Secretary

Phone: (954) 888-9779

Fax: (954) 888-9082

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We maintain an Internet website at www.monakergroup.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Stock Info” page of our website at www.monakergroup.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement (if any), respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

MONAKER GROUP, INC.

201,221 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

The date of this reoffer prospectus is August 28, 2020.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	Our Annual Report on Form 10-K (the “Annual Report”) and Amendment No. 1 thereto on Form 10-K/A, for the fiscal year ended February 29, 2020, filed with the SEC on May 29, 2020 and June 25, 2020, respectively;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2020, filed with the SEC on July 13, 2020;

(c)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 27, 2020;

(d)

Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 17, 2020; March 30; 2020; April 9, 2020; April 29, 2020; May 13, 2020; June 12, 2020; July 8, 2020; July 23, 2020, and July 27, 2020;

(e)	The description of our Common Stock contained in our Registration Statement on Form S-1 (File No. 333-220619), as originally filed with the SEC on September 25, 2017, including any amendment or report filed for the purpose of updating such description; and

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 7. Exemption From Registration Claimed

The shares of our Common Stock that may be reoffered and resold by the selling stockholders pursuant to the reoffer prospectus included herein were granted by the Company under the Monaker Group, Inc. Amended and Restated 2017 Equity Incentive Plan and either registered on Form S-8, or deemed to either be (1) exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering, or (2) issued under a no-sale theory.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, Florida, on August 28, 2020.

MONAKER GROUP, INC.

/s/ William Kerby
William Kerby
Chief Executive Officer and Chairman
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Kerby and Sirapop “Kent” Taepakdee, or any one of them, with full power of substitution, re-substitution and authority to act in the absence of the other, as his or her true and lawful attorneys-in-fact and agents, with full power for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ William Kerby	Chief Executive Officer and Vice Chairman	August 28, 2020
William Kerby	(Principal Executive Officer)

/s/ Sirapop “Kent” Taepakdee	Acting Chief Financial Officer and Vice President of Finance	August 28, 2020
Sirapop “Kent” Taepakdee	(Principal Financial and Accounting Officer)

/s/ Pasquale “Pat” LaVecchia	Director	August 28, 2020
Pasquale “Pat” LaVecchia

/s/ Donald P. Monaco	Director	August 28, 2020
Donald P. Monaco

/s/ Doug Checkeris	Director	August 28, 2020
Doug Checkeris

/s/ Simon Orange	Director	August 28, 2020
Simon Orange

/s/ Rupert Duchesne	Director	August 28, 2020
Rupert Duchesne

/s/ Robert “Jamie” Mendola, Jr.	Director	August 28, 2020
Robert “Jamie” Mendola, Jr.

/s/ Alexandra C. Zubko	Director	August 28, 2020
Alexandra C. Zubko

EXHIBIT INDEX

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement (as applicable):

			Incorporated By Reference

Exhibit No.	Description	Filed or Furnished Herewith	Form	Exhibit	Filing Date	File No.
3.1	Articles of Incorporation		SB-2	3.1	8/14/2006	333-136630
3.2	Certificate of Amendment to Articles of Incorporation (changing name to Next 1 Interactive, Inc. and increasing authorized shares)		S-1/A	3.1.2	3/12/2009	333-154177
3.3	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.3	9/25/2017	333-220619
3.4	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.4	9/25/2017	333-220619
3.5	Certificate of Change Filed Pursuant to NRS 78.209		8-K	3.1	5/21/2012	000-52669
3.6	Certificate of Amendment to Articles of Incorporation (increasing authorized shares)		S-1	3.6	9/25/2017	333-220619
3.7	Amendment to the Articles of Incorporation of Next 1 Interactive, Inc. changing its name to Monaker Group, Inc. and affect a 1-for-50 reverse stock split		8-K	3.1	6/26/2015	000-52669
3.8	Amended and Restated Certificate of Designations of Series A 10% Cumulative Convertible Preferred Stock of Next 1 Interactive, Inc.		8-K	3.1	7/9/2013	000-52669
3.9	Amendment to Certificate of Designation of Series A 10% Cumulative Convertible Preferred Stock, filed with the Secretary of State of Nevada on October 22, 2009		S-1	3.6	9/23/2016	333-213753
3.10	Certificate of Withdrawal of Certificate of Designation of Series B Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.1	9/25/2017	000-52669
3.11	Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.2	9/25/2017	000-52669
3.12	Certificate of Withdrawal of Certificate of Designation of Series D Convertible Preferred Stock filed with the Secretary of State of Nevada on September 22, 2017		8-K	3.3	9/25/2017	000-52669
3.13	Certificate of Amendment to Articles of Incorporation (1-for-2.5 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on February 8, 2018 and effective on February 12, 2018		8-K	3.1	2/12/2018	000-52669
3.14	Amended and Restated Bylaws of Monaker Group, Inc., effective July 27, 2017		8-K	3.1	8/1/2017	000-52669
4.1	Monaker Group, Inc. Amended and Restated 2017 Equity Incentive Plan		8-K	10.1	8/19/2019	001-38402

4.2	Monaker Group, Inc. 2017 Equity Incentive Plan - Form of Stock Incentive Plan Stock Option Award		S-8	4.2	1/25/2019	333-229370
4.3	Monaker Group, Inc. 2017 Equity Incentive Plan - Form of Stock Incentive Plan Restricted Stock Grant Agreement		S-8	4.2	1/25/2019	333-229370
5.1	Opinion of The McGeary Law Firm, P.C.	X
5.1	Opinion of The McGeary Law Firm, P.C.	X
23.1	Consent of Thayer O’Neal Company, LLC	X
23.2	Consent of The McGeary Law Firm, P.C. (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page of this registration statement)	X